Exhibit 15.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated March 17, 2023 relating to the financial statements of Cobar Management Pty Limited, appearing in the Registration Statement No. 333-269007 on Form F-4 of Metals Acquisition Limited. We also consent to the reference to us under the heading “Statement by Experts” in such Shell Company Report.

/s/ Deloitte Touche Tohmatsu

Parramatta, Australia

June 22, 2023